Exhibit 14.

       CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS OF VICOM, INCORPORATED

As of 12-31-03, The Board of Directors of VICOM, Incorporated (the Company) has developed and adopted this Code of Ethics applicable to its Chief Executive Officer (CEO), its Chief Financial Officer (CFO), its Controller and other senior financial officers performing similar functions who have been identified by the CEO (collectively, the "Senior Financial Officers") are subject to the following additional specific policies (collectively referred to as the "Code of Ethics"):

      1. The CEO and all Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosurein the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company. Accordingly, it is the responsibility of the CEO and each Senior Financial Officer promptly to bring to the attention of Company's General Counsel or the CEO, as well as the Audit Committee of the Board of Directors, any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings.

      2. The CEO and each Senior Financial Officer shall promptly bring to the attention of the General Counsel, or the CEO, as well as the Audit Committee of the Board of Directors, any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

      3. The CEO and each Senior Financial Officer shall act with honesty and integrity in the performance of his or her duties at the Company, shall comply with laws, rules and regulations of federal, state and local governments and other private and public regulatory agencies that affect the conduct of the Company's business and the Company's financial reporting.

      4. The CEO and each Senior Financial Officer shall promptly bring to the attention of the General Counsel, or the CEO, as well as the Audit Committee of the Board of Directors, any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or any violation of this Code of Ethics.

      5. The CEO, each Senior Financial Officer and the Board of Directors shall avoid actual or apparent conflicts of interest between personal and business relationships, such as holding a substantial equity, debt, or other financial interest in any competitor, supplier or customer of the Company, or having a personal financial interest in any transaction involving the purchase or sale by the Company of any products, materials, equipment, services or property, other than through Company-sponsored programs, or other than transactions on terms and conditions substantially similar to those given to independent third parties Any such actual or apparent conflicts of interest shall be brought to the attention of the General Counsel, the CEO and the Board of Directors.

      6. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics by the CEO and the Company's Senior Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual's employment.


The Audit Committee of the Board of Directors shall consider any request for a waiver of this Code and any amendments to this Code, and all such waivers or amendments shall be disclosed promptly as required by law